UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

26 Capital Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39900	85-2695910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

OfficeEdge Miami

701 Brickell Avenue

Suite 1550

Miami, Florida

(Address of principal executive offices)

33131

(Zip Code)

Registrant’s telephone number, including area code: (305) 709-6664

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	ADERU	The Nasdaq Stock Market LLC

Shares of Class A Common Stock, par value $0.0001 per share, included as part of the Units	ADER	The Nasdaq Stock Market LLC

Redeemable Warrants, included as part of the Units	ADERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2022, 26 Capital Acquisition Corp., a Delaware corporation (the “Company”) held a special meeting in lieu of annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate its initial business combination from January 20, 2023 to October 20, 2023 (or such earlier date as determined by the board of directors of the Company (the “Board”)). The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on December 19, 2022.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of at least 17,187,501 shares of the Company’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of October 25, 2022, were represented in person or by proxy at the Meeting

At the Meeting, the Company’s stockholders voted on the following proposals, each of which was approved:

(1) The Extension Amendment Proposal — a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate its initial business combination from January 20, 2023 to October 20, 2023 (or such earlier date as determined by the Board). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
23,558,650	91,051	26,144	0

(2) The Director Election Proposal — a proposal to elect two persons as Class I directors (to serve until the annual meeting to be held in 2025 or until a successor is elected and qualified or their earlier resignation or removal). The following is a tabulation of the votes with respect to the election of directors, each of whom was elected by the Company’s stockholders:

Name	For	Withhold	Broker Non-Votes
Rafi Ashkenazi	20,333,983	3,341,860	0
J. Randall Waterfield	21,359,729	2,316,115	0

In connection with the Meeting, stockholders holding 24,069,772 shares of the Company’s Class A common stock (the “Public Shares”) exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s trust account. The trustee of the Company’s trust account is calculating the final amount of the funds to be removed from the Company’s trust account in connection with such redemptions, but the current preliminary calculations are that approximately $242.7 million (approximately $10.08 per Public Share) will be removed from the Company’s trust account to pay such holders and approximately $34.5 million will remain in the Company’s trust account. The Company will amend this Form 8-K (or file a new Form 8-K) should the actual amounts materially differ from the foregoing estimated amounts. Following redemptions, the Company will have 3,430,228 Public Shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Amendment to Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

26 CAPITAL ACQUISITION CORP.

By:	/s/ Jason Ader
	Name:	Jason Ader
	Title:	Chief Executive Officer

Dated: December 20, 2022

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